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                                                             EXHIBIT 10(b)(15)

                                AMENDMENT NO. 19

                                     TO THE
                              UPS RETIREMENT PLAN

                   (As Amended and Restated January 1, 1976)

     WHEREAS, United Parcel Service of America, Inc. and its affiliated corporations established the UPS Retirement Plan ("Plan") for the benefit of their eligible employees, in order to provide benefits to those employees upon their retirement, disability or death, effective as of September 1, 1961; and

     WHEREAS, the Plan was amended and restated in its entirety, replacing all of the provisions of the Plan then in effect, effective as of January 1, 1976, to comply with the Employee Retirement Income Security Act of 1974 ("ERISA"); and

     WHEREAS, the Plan has been amended further since January 1, 1976, the most recent being Amendment No. 18, effective as of May 3, 1995 and

     WHEREAS, it is desired to amend the Plan further to allow certain employees of Roadnet Technologies, Inc. and II Morrow, Inc. whose employment was involuntarily terminated to receive benefits under the special early retirement opportunity; and

     WHEREAS, it is desired to amended the Plan to clarify the interest rate to be used for purposes of calculating the Supplemental Retirement Benefit described in Section 13.2 of the Plan;

     NOW THEREFORE, pursuant to the authority vested in the Board of Directors by Section 7.1 of the Plan, the Plan is hereby amended as follows, effective June 15, 1995:

     1. The following is added to the Plan as a new section 13.1(c):

            (c) Notwithstanding the foregoing, the following employees shall be eligible for the Special Early Retirement benefit described in this Section 13.1:

                (1) employees of Roadnet Technologies, Inc. who were terminated as a result of the reduction in force occurring on March 1, 1995 and who satisfied the requirements of Section 13.1(a) as of March 1, 1995; and
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                 (2)  employees of II Morrow, Inc. who were terminated as a result of the reduction in force occurring on February 2, 1995 and who satisfied the requirements of Section 13.1(a) as of February 2, 1995.

        2. The first sentence of subsection 13.2(c)(5) is amended to read as follows:

                 (5) Fifth, the lump sum amount described in subsection 13.2(c)(4) above shall be converted to a single life annuity using, for conversion purposes, the mortality table referenced in subsection 1.1(v) and the interest rate(s) described in subsection 5.7(c), provided, however, that for participants whose distributions commence on or before December 31, 1995, the interest rate will be the greater of the interest rate set forth in subsection 5.7(c) or such rate as was in effect as of January 1, 1995.

        3. The second sentence of subsection 13.2(e) is amended to read as follows:

                 (For purposes of the preceding sentence, actuarial equivalence will be determined by use of the mortality table referenced in subsection 1.1(v) and the rate(s) of interest described in subsection 5.7(c), provided, however, that for participants whose distributions commence on or before December 31, 1995, the interest rate will be the greater of the interest rate set forth in subsection 5.7(c) or such rate as was in effect as of January 1, 1995).

        IN WITNESS WHEREOF, United Parcel Service of America, Inc., based upon action by its Board of Directors, has caused this Amendment No. 19 to be executed this 21st day of December, 1995


ATTEST:                                 UNITED PARCEL SERVICE OF AMERICA, INC.

/s/ Joseph R. Moderow                   /s/ Kent C. Nelson
________________________________        ____________________________________
Secretary                               Chairman


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